Exhibit 7.1

Second Amended and Restated Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Shares, $0.001 par value, of Calpine Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 22, 2014

Luminus Management, LLC

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Luminus Energy Partners Master Fund, Ltd.

By: Its:	Luminus Management, LLC Investment Manager

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Luminus Special Opportunities I Onshore, L.P.

By:	Luminus Management, LLC
Its	: Investment Manager

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Luminus Special Opportunities I PIE Master, L.P.

By:	Luminus Management, LLC
Its:	Investment Manager

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

LS Power Partners, L.P.

By:	/s/ Darpan Kapadia
Name: Darpan Kapadia
Title: Managing Director

Exhibit 7.1

LSP Cal Holdings I, LLC

By:	/s/ Darpan Kapadia
Name: Darpan Kapadia
Title: Managing Director

LS Power Partners II, L.P.

By:	/s/ Darpan Kapadia
Name: Darpan Kapadia
Title: Managing Director

LSP Cal Holdings II, LLC

By:	/s/ Darpan Kapadia
Name: Darpan Kapadia
Title: Managing Director

Vega Energy GP, LLC

By:	/s/ Paul Segal
Name: Paul Segal
Title: President

Vega Asset Partners, LP

By:	Vega Energy GP, LLC
Its:	General Partner

By:	/s/ Paul Segal
Name: Paul Segal
Title: President

Farrington Management, LLC

By:	/s/ Mikhail Segal
Name: Mikhail Segal
Title: Vice President

Farrington Capital, L.P.

By:	Farrington Management, LLC
Its:	General Partner

By:	/s/ Mikhail Segal
Name: Mikhail Segal
Title: Vice President

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